Exhibit 107

Calculation of Filing Fee Tables

S-4

(Form Type)

Diebold Nixdorf, Incorporated

(Exact name of registrant as specified in its certificate of incorporation)

Subsidiary Guarantors Listed on Schedule A to the S-4 Registration Statement

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 underlying the Units	457(o)	$100,258,399.81(1)	100%	$100,258,399.81	$0.00011020	$11,048.48(2)

Fees to Be Paid	Other	Guarantee of the 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026	457(n)	—	—	—	—	—(3)

Fees to Be Paid	Equity	Warrants to purchase Common Shares, par value $1.25 per share underlying the Units	457(f); 457(i)	2,850,922(1)	$2.46(4)	$7,013,268.12	$0.00011020	$772.87(2)

Fees to Be Paid	Equity	Common Shares, par value $1.25 per share underlying the Warrants	457(i)	2,850,922(1)	—	—	—	—(5)

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$107,271,667.93		$11,821.35

	Total Fees Previously Paid							0

	Total Fee Offsets							0

	Net Fee Due							$11,821.35

(1) Calculated pursuant to Rules 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The Units will consist of 8.50%/12.50% Senior Secured PIK Toggle Notes due 2026 (the “Notes”) and the related guarantees, and (ii) warrants to purchase Common Shares, par value $1.25 per share of Diebold Nixdorf, Incorporated (the “Common Shares”). Includes the maximum principal amount of Notes issuable as paid-in-kind interest through October 15, 2026.

(2) Calculated in accordance with Rule 457(o) under the Securities Act.

(3) Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantees.

(4) Pursuant to Rules 457(f)(1) and 457(i) under the Securities Act, based on the sum of (i) the average of the high ($2.54) and low ($2.36) prices of the Common Shares on the New York Stock Exchange on February 6, 2023 and (ii) $0.01, which is the exercise price of the warrants.

(5) No registration fee is required pursuant to Rule 457(i) under the Securities Act.